                                                                 EXHIBIT 10.23

CONFIDENTIAL TREATMENT                 **Confidential treatment has been
HAS BEEN REQUESTED FOR                 requested with respect to the information
CERTAIN PORTIONS OF THIS               contained within the "[**]" markings.
DOCUMENT                               Such marked portions have been omitted
                                       from this filing and have been filed
                                       separately with the Securities and
                                       Exchange Commission.


                        eCommerce and Content Agreement

     This eCommerce and Content Agreement (this "Agreement") is made as of January 1, 2000 (the "Effective Date"), by and between IGN.com, a division of Snowball.com, Inc., a Delaware corporation with principal offices at 250 Executive Park Boulevard, Suite 4000, San Francisco, CA 94134 ("Snowball" or "IGN") and EBWorld.com, Inc., a Nevada corporation with principal offices at 770 Pilot Rd. Suite F, Las Vegas, NV 89119 ("EBWorld.com").


                                  Background

     Snowball owns and operates five sites featuring editorial content about games, movies, tv, science fiction, and entertainment issues for young men (as further described in Exhibit A, the "IGN Sites"). The IGN Sites connect to a
                     ---------
network of affiliates sites (the "IGN Affiliate Sites") to provide a greater breadth and depth of entertainment content. The IGN Sites and the IGN Affiliate Sites are sometimes referred to, collectively, in this Agreement as the "IGN Network."

     Snowball also owns and operates three other networks: the "ChickClick Network," targeted at young women (the hub site for which is located at www.ChickClick.com) and the "PS/IG Network," targeted at college students (the hub sites for which are located at www.Powerstudents.com and www.InsideGuide.com). The ChickClick Network and PS/IG Network are referred to, collectively, as the "Other Snowball Networks."

     EBWorld.com sells computer games for play on a variety of platforms (including related merchandise, the "Games") and provides content about gaming, through its World Wide Web site located at www.EBWorld.com (the "EBWorld.com Site").

     EBWorld.com wishes to be the exclusive Games retailer on the IGN Sites and to have links established from the IGN Sites to the EBWorld.com Site (each, a "EBWorld.com Link"). IGN has agreed to establish those links on the IGN Sites and to establish a program to encourage IGN Affiliates to place similar links on each of the IGN Affiliates Sites (the "EBWorld.com Program"), subject to the terms and conditions of this Agreement.

     Now Therefore, the parties agree as follows:

1.   Promotion.  Subject to the terms and conditions of this Agreement,
     ---------

     (a) Links and Banner Advertisements.  IGN will develop, implement and
         -------------------------------
maintain EBWorld.com logo branded "buy if" links on all IGN site reviews, previews, and game specific pages. At least two links will appear on each page, 'one above the fold' and one below the content. The EBWorld.com marketing box (currently search box) will appear on the hub page for each IGN site at least [**] of the total display time for each hub page and will be displayed in the top 30% of the page. The "Gamestore" link will appear on all IGN site pages at least [**] of the total display time for each page and will be displayed "above the fold." Participating IGN affiliates will carry EBWorld.com links on not less than [**] of available page impressions. Except in the case of "Gamestore" or "New Games" links found on the navigation bar, each EBWorld.com link will be indicated by, and in the form of, one of the logos or other trademarks attached hereto as Exhibit B (the "EBWorld.com Marks"). IGN will also implement banner
          ---------
advertisement promoting EBWorld.com that will appear on a rotating basis on the IGN sites and IGN Affiliate sites. In total, EBWorld.com will be represented by the following creative units - marketing boxes, navigational links, "Buy It Now" buttons, Game Page links, text linked email messages, and banner advertisements.


                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

     (b) Opt-In Registration.  IGN will establish an "opt-in" feature on the IGN
         -------------------
Sites, allowing users of the IGN Sites to sign up to receive information and promotional materials about the Games provided to IGN by EBWorld.com. Each user that signs up to receive information as described in this Section is referred to in this Agreement as a "Registered User;" the data obtained from each Registered User through the "opt-in" registration process is referred to as the "Registration Data."

     (c) Microsite.  IGN will develop and maintain a co-branded content section
         ---------
(the "Microsite") that highlights new Games, based on information delivered to IGN by EBWorld.com. The Microsite will contain links to the eCommerce Pages described in Section 3 to allow visitors to purchase the featured Games. IGN will promote the Microsite through navigational links on the IGN Network. The navigational links to this section will live below the "Gamestore" links on the navigational bar and reside on at least [**] of the hub pages.

     (d) Email Blasts/Newsletters.  IGN will include an EBWorld.com Link and
         ------------------------
text up to forty words in the newsletter IGN currently sends to its registered users each business day. In addition, IGN will include an EBWorld.com Link and text up to forty words in the newsletters sent to subscribers through Microsoft's Hotmail service, subject to the terms and conditions of IGN's related agreement with Microsoft. IGN will also include an EBWorld.com Link and text up to forty words in commerce-related email messages sent to the users of the IGN Sites.

     (e) Press Releases.  The parties will jointly issue a press release
         --------------
describing the relationship established under this Agreement within thirty days of the Effective Date. IGN may issue other press releases describing the relationship with EBWorld.com established under this Agreement, subject to EBWorld.com's reasonable approval.

     (f) PC Gamer Magazine.  EBWorld.com will be entitled to place one full page
         -----------------
advertisement monthly in PC Gamer Magazine during the initial term of this Agreement.

     (g) Co-Marketing.  If either party ("Originating Party") wishes to engage
         ------------
with any third party to sponsor or co-market any promotion or special event relating to computer games (each, a "Game Promotion"), and where that promotion or event is open to other sponsors than the Originating Party, then the Originating Party will first notify the other party ("Proposed Co-Sponsor") with a description of the proposed Game Promotion. If the Proposed Co-Sponsor expresses interest in negotiating the terms of its participation within five days of its receipt of the Originating Party's notice, then the parties will negotiate in good faith for a period of 72 hours. If a verbal or written agreement is not reached within the 72 hour period after notification, the originating party will be free to enter into an agreement with a third party to sponsor a game promotion.

                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

     (h) Account Manager.  IGN will appoint a dedicated account manager to act
         ---------------
as primary contact for EBWorld.com and to facilitate any requests for information or assistance made by EBWorld.com with respect to the activities described in this Section. IGN will notify EBWorld.com of the dedicated account manager's name and contact information as soon as practicable.

     (i) Text and Information.  EBWorld.com will provide IGN with all of the
         --------------------
text and other information described in this Section in the form and format, and in accordance with the delivery schedule, requested by IGN.

2. (This needs to be a separate agreement. It should be the insertion order that was signed)

3.   e-Commerce.
     ----------

     (a) Definitions.  "Impression" means each view of a page containing an
         -----------
EBWorld.com Mark or EBWorld.com Link. "Clickthrough" means a link made using an EBWorld.com Link from a site on the IGN Network or Other Snowball Networks.

     (b) eCommerce Pages.  EBWorld.com will implement and maintain co-branded
         ---------------
pages on the EBWorld.com Site (the "eCommerce Pages") where visitors who link to the eCommerce Pages from any site on the IGN Network or Other Snowball Networks (each, a "Customer") can purchase Games. EBWorld.com will be solely responsible for tracking the volume and number of sales of Games to Customers. EBWorld.com will provide IGN with all such information, as well as the names, email addresses and descriptions of the specific purchases made by each Customer (collectively, the "Purchasing Data") on a weekly basis. The purchasing data will only be used by IGN for auditing purposes. The eCommerce Pages will not link, directly or indirectly, to any other pages through which Customers can purchase Games, so that any Games purchased from EBWorld.com by a Customer will be made through the eCommerce Pages, with the following exception: IGN will be listed along with other partners on a hyper-linked EBWorld.com partner list that may appear on the co-branded home page.

     (c) Links to and from IGN Sites.  IGN will implement and maintain links
         ---------------------------
from the IGN Sites and IGN participating affiliates to the eCommerce Pages ("eCommerce Links") and will promote the eCommerce Pages using banner advertisements displayed on a rotating basis on the IGN Network and Other Snowball Network. IGN will provide EBWorld.com with a report of the number Clickthroughs from the IGN Network and the Other Snowball Networks to the eCommerce Pages on a weekly basis. EBWorld.com will implement and maintain links from the "check-out" pages of the eCommerce Pages to the IGN Sites, as mutually agreed by the parties. Each link to the IGN Site will be indicated by, and in the form of, one of the logos or other trademarks attached hereto as Exhibit B
                                                                     ---------
(the "IGN Marks").

     (d) Orders.  EBWorld.com will be solely responsible for processing orders
         ------
placed by Customers on the eCommerce Pages, including order entry, payment processing, shipping, cancellations, returns, and related customer service. EBWorld.com will establish all prices for the Games, in its discretion.

     (e) Account Manager.  EBWorld.com will appoint a dedicated account manager
         ---------------
to act as primary contact for IGN and to facilitate any requests for information or assistance made by IGN with respect to the eCommerce Pages. EBWorld.com will notify IGN of the dedicated account manager's name and contact information as soon as practicable.

4.   Other Content.
     -------------

     (a) IGN Content.  IGN will provide EBWorld.com with certain Game reviews,
         -----------
previews, news and downloadable product samples (collectively, the "IGN Content") for inclusion on the EBWorld.com Site. EBWorld.com will incorporate the IGN Content into the EBWorld.com Site and will indicate such content with the display of an IGN Mark and provide links from that content back to the IGN site. Content will be in a form mutually agreed on and delivered on a schedule determined by mutual agreements by both parties.

     (b) EBWorld.com Content.  EBWorld.com will provide IGN with any release
         -------------------
dates and other release information concerning new Games in EBWorld.com's possession for use by IGN on the IGN Sites and related promotional materials. When displaying release information, IGN will hyperlink each product to the respective EBWorld.com product page.

5.   Exclusivity.  Subject to the terms and conditions of this Agreement, IGN
     -----------
will identify EBWorld.com as IGN's "exclusive electronics games retailer" on each IGN Site (including, without limitation, the Tour Pages). IGN will not, during the term of this Agreement, enter into any agreement with respect Notwithstanding the foregoing, IGN will be free to display advertisements that promote other companies that distribute computer games. Competitive advertisements will be limited to [**] or less of the total inventory available on IGN and IGN Affiliate Properties. The exclusivity described in this Section applies to the sale of Games only and expressly does not apply to rental of games, direct delivery of games via electronic means for home use or to merchandise related to Games generally. In addition,EBWorld.com acknowledges that IGN may incorporate or link to an auction function and that the sale of games by third parties through an auction function will not be a breach of IGN's obligations under this Section. EBWorld.com will have right of first refusal during the initial 21-day period that IGN is considering partners for all game rental, ESD, auction, and game related merchandise opportunities. Other than the competitive banner inventory allowed in this section, IGN will not sell or link advertising or commerce partnerships that will allow users to be within one click of any electronic game commerce offers as defined in this section.

                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission merchandise related to Games generally. In addition, EBWorld.com acknowledges that IGN may incorporate or link to an auction function and that the sale of games by third parties through an auction function will not be a breach of IGN's obligations under this Section.

6.   Impressions.
     -----------

     (a) Delivery.  IGN will, through the promotions and other obligations
         --------
described in this Agreement, provide to EBWorld.com the following minimum number of Impressions on a monthly basis: (1) [**] Impressions on the IGN Network; (2) [**] Impressions on the PS/IG Network; and (3) [**] Impressions on the ChickClick Network. These impressions will be in the 468x60 banner format and will be served 'above the fold.'

     (c) Remedy.  In the event IGN fails to deliver the minimum number of
         ------
Impressions described in this Section, EBWorld.com's sole and exclusive remedy, and IGN's sole and exclusive obligation, shall be to continue to deliver Impressions until that minimum number of Impressions is meet.

7.   EBWorld.com Program.
     -------------------

     (a) EBWorld.com Program.  Each IGN Affiliate will be offered the
         -------------------
opportunity by IGN to participate in the EBWorld.com Program and to market EBWorld.com as its "exclusive games retailer." For each IGN Affiliate that chooses to participate, IGN and the IGN Affiliate will enter into an agreement that provides the terms and conditions of the IGN Affiliate's participation.
IGN will make reasonable efforts to maximize the affiliate participation in this agreement. EBWorld.com acknowledges that each participating IGN Affiliate will be free to place links to the EBWorld.com Site, in its discretion. EBWorld.com and IGN agree that there is no limit on the number of IGN Affiliates that may join the program.

     (b) No Solicitation.  EBWorld.com will not, for the term of this Agreement,
         ---------------
solicit any IGN Affiliate that has chosen to participate in the EBWorld.com Program to engage in any kind of business relationship directly with EBWorld.com.

8.   Payment.
     -------

     (a) Flat Fee.  EBWorld.com will pay IGN a flat fee of [**], minus the SEGA
         --------
ASSAULT TOUR dated 10-14-99 [**] EBWorld.com will pay the fee described in this
Section in equal monthly of [**] installments payable on the first day of each calendar month during the [**] term of this Agreement.

                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

     (b) Taxes.  All amounts payable under this Agreement are exclusive of all
         -----
sales, use, value-added, withholding, and other taxes and duties. EBWorld.com will pay all taxes and duties assessed in connection with this Agreement and its performance by any authority within or outside of the U.S., except for taxes payable on IGN's net income. IGN will be promptly reimbursed by EBWorld.com for any and all taxes or duties that IGN may be required to pay in connection with this Agreement or its performance.

     (c) Records and Audit Rights.  EBWorld.com will keep all records relating
         ------------------------
to all Purchasing Data for a period of three years after such sale/impression record period. An independent certified public accountant selected by IGN may, no more than once per year and upon at least twenty-four hours notice, inspect such records during normal business hours. If, upon performing such audit, it is determined that EBWorld.com has underpaid IGN by an amount greater than 5% of the payments due IGN in the period being audited, EBWorld.com will bear all reasonable expenses and costs of such audit in addition to its obligation to make full payment under this Section.

9.   Licenses and Other.  Subject to the terms and conditions of this Agreement,
     ------------------

     (a) IGN Content License.  Subject to the terms and conditions of this
         -------------------
Agreement, IGN hereby grants to EBWorld.com a non-exclusive, non-transferable license (without the right to sublicense) to copy and publicly display the IGN Content solely for the purposes described in Section 4(a). EBWorld.com may re-format the IGN Content for the purpose of incorporating it into the EBWorld.com Site. EBWorld.com will not modify, use, copy or distribute the IGN Content, except as expressly provided in this Agreement.

  (b) EBWorld.com Content License.  Subject to the terms and conditions of this
      ---------------------------
Agreement, EBWorld.com hereby grants to IGN a non-exclusive, non-transferable license (without the right to sublicense) to copy and publicly display the EBWorld.com Content solely for the purposes described in Section 4(b). IGN may re-format the EBWorld.com Content for the purpose of incorporating it into the IGN Sites. IGN will not modify, use, copy or distribute the EBWorld.com Content, except as expressly provided in this Agreement.

     (c) IGN Trademark License.  IGN hereby grants the other party a non-
         ---------------------
exclusive, revocable, worldwide license to use the IGN Marks solely in conjunction with the links described in Section 3(c) and Section 4(a) of this Agreement. Any use of the IGN Marks must comply with IGN's trademark guidelines and will inure to IGN's benefit. Nothing contained in this Agreement gives EBWorld.com any right, title or interest in the IGN Marks, except as expressly provided in this Section and EBWorld.com shall not take any action inconsistent with the IGN's ownership rights. EBWorld.com will cease all use and display of the IGN Marks upon written notice from IGN and, in any event, upon termination of this Agreement.

     (d) EBWorld.com Trademark License.  EBWorld.com hereby grants the other
         -----------------------------
party a non-exclusive, revocable, worldwide license to use the EBWorld.com Marks solely in conjunction with the EBWorld.com Links and the promotional activities expressly described in this Agreement. Any use of the EBWorld.com Marks must comply with EBWorld.com's trademark guidelines and will inure to EBWorld.com's benefit. Nothing contained in this Agreement gives IGN.com any right, title or interest in the EBWorld.com Marks, except as expressly provided in this Section and IGN.com shall not take any action inconsistent with the EBWorld.com's ownership rights. IGN.com will cease all use and display of the EBWorld.com Marks upon written notice from EBWorld.com and, in any event, upon termination of this Agreement.

     (e) Ownership.  Subject to the rights expressly granted in this Agreement,
         ---------
IGN will retain all right, title and interest in and to the IGN Networks and the Other Snowball Networks (and all related sites), the IGN Marks and the IGN Content and EBWorld.com will retain all right title and interest in and to the EBWorld.com Site, the EBWorld.com Marks and the EBWorld.com Content.

     (f) IGN Discretion.  Unless expressly provided in this Agreement, the form,
         --------------
format and position of any EBWorld.com Link or advertisement described in this Agreement, and date of placement, will be determined by IGN in its discretion. IGN may, upon written notice to EBWorld.com, reject any content provided by EBWorld.com under this Agreement if it fails to comply with IGN's reasonable requirements or is otherwise inappropriate for the users of the IGN Sites. Nothing in this Agreement will be construed to limit IGN's right to modify any of the content or any aspect of structure of the IGN Sites, or to rename or reposition the IGN Sites, in its discretion; provided that, in the event any such change affects IGN's ability to perform any obligation described in this Agreement, IGN will provide reasonable alternative performance.

     (g) EBWorld.com Site Information.  EBWorld.com will provide IGN with any
         ----------------------------
information reasonably required to implement the EBWorld.com Links. EBWorld.com will give IGN reasonable advance notice in the event EBWorld.com changes its universal record locator (URL) for the EBWorld.com Site.

10.  Confidential Information.
     ------------------------

     (a) Obligations.  Each party ("Receiving Party") agrees to treat as
         -----------
confidential all proprietary information disclosed to it by the other party ("Disclosing Party") including marketing information, customer data, any data described in Section 3.1 above and the terms of this Agreement ("Confidential Information"). Receiving Party agrees not to publish or disclose the Disclosing Party's Confidential Information to others except to those employees and subcontractors to whom disclosure is necessary in order to carry out the purposes of this Agreement. All tangible materials embodying such Confidential Information will remain the sole property of Disclosing Party and will be delivered to Disclosing Party by Receiving Party upon Disclosing Party's request. Receiving Party will inform all its employees and subcontractors who receive Confidential Information of the confidential nature of such Confidential information and of their obligation to keep same confidential and not to use it other than as permitted hereunder.

     (b) Exceptions.  Neither party will have any obligation with respect to any
         ----------
Confidential Information which: (1) was rightfully known to Receiving Party prior to receipt of such Confidential Information from Disclosing Party; (2) is lawfully obtained by Receiving Party from a third party under no obligation of confidentiality; (3) is or becomes generally known or available without any act or failure to act by Receiving Party; (d) is developed independently by Receiving Party. Either party may disclose the Confidential Information of the Disclosing Party if required by court order or legal requirement and the party subject to the order has given the other party a reasonable opportunity (and has cooperated fully) to contest or limit the scope of such required disclosure (including application for a protective order).

11.  User Data.
     ---------

     (a) Ownership.  Subject to the restrictions in this Section and any rights
         ---------
to use the applicable data granted under this Agreement, IGN will own the Registration Data and EBWorld.com will own the Purchasing Data.

     (b) Treatment of Individually Identifiable User Data.  Neither party shall
         ------------------------------------------------
sell, disclose, transfer, or rent any user data obtained by it from the other party which data identifies, or can be used to identify, a specific individual ("Individually Identifiable User Data") to any third party or use any Individually Identifiable User Data on behalf of any third party, without the express permission of the applicable user specifically approving such use. Each of IGN and EBWorld.com will only use Individually Identifiable User Data in accordance with the Terms of Service and Privacy Policy posted on the IGN and EBWorld.com sites, as such may be amended from time to time by IGN and EBWorld.com. In those cases where permission for disclosure of Individually Identifiable User Data has been obtained from the applicable user, each party shall use all reasonable efforts to implement an "opt out" feature on its own behalf, and an include and enforce through its agreements with third parties a requirement for the inclusion of an "opt out" feature in all e-mail communications generated by, or on behalf of, third party users of the Individually Identifiable User Data.

     (c) Aggregate Data.  Notwithstanding the restrictions above, the parties
         --------------
retain the right to use, sell, disclose, transfer, or rent any user data as long as such user data is in an aggregate form that does not include any Individually Identifiable User Data.

12.  Term and Termination.
     --------------------

     (a) Term.  This Agreement will commence on the Effective Date and remain in
         ----
effect until [**] (the "Initial Term"), unless terminated earlier under this
Section 12. If so requested by either party by written notice to the other party within thirty (30) days of the end of the Initial Term, the parties will negotiate in good faith to renew the term of this Agreement, subject to any changes to the terms and conditions of this Agreement agreed to by the parties.

     (b) Termination for Breach or Insolvency.  Either party may terminate this
         ------------------------------------
Agreement at any time prior to the expiration of its stated term in the event that: the other party breaches any term or condition of this Agreement and fails to cure such breach within thirty (30) days of written notice; or either party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or either party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

     (c) Effect of Termination.  EBWorld.com's payment obligations hereunder, as
         ---------------------
well as the provisions of this Section and the following Sections will survive any termination of this Agreement: Section 8 (Payment), Section 9(e) (Ownership), Section 10 (Confidential Information), Section 11 (User Data),
Section 13 (Limitation of Liability), Section 14 (Indemnification) and Section 15 (General).

13.  Limitation of Liability.  EXCEPT WITH RESPECT TO ITS OBLIGATIONS UNDER
     -----------------------
SECTION 10 AND SECTION 11, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OR REVENUE, PROFITS, OR DATA, ARISING IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.  Indemnification.
     ---------------

     (a) IGN Obligations.  IGN hereby agrees to defend, indemnify and hold
         ---------------
harmless EBWorld.com, and its directors, officers and employees against any and all claims, actions, losses, damages, costs, and expenses (including reasonable attorneys' fees, "Losses") arising out of or based on any claim related to the IGN Content or the IGN Network and Other Snowball Networks other than those claims described in Section 14(b) below. IGN's obligations under this Section are hereby expressly conditioned on the following: (1) EBWorld.com provides IGN with prompt notice of any such claim; (2)

                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

EBWorld.com permits IGN to assume and control the defense of such action, with counsel chosen by IGN (who will be reasonably acceptable to EBWorld.com); and
(3) EBWorld.com provides IGN with any information or assistance requested by IGN, at IGN's expense.

     (b) EBWorld.com's Obligations.  EBWorld.com hereby agrees to defend,
         -------------------------
indemnify and hold harmless IGN, and its directors, officers and employees against any and all Losses arising out of or based on any claim related to the EBWorld.com Site, the Games, EBWorld.com's activities (or omissions) with respect to any Customer or any content, information or other materials provided to IGN under this Agreement. EBWorld.com's obligations under this Section are hereby expressly conditioned on the following: (1) IGN provides EBWorld.com with prompt notice of any such claim; (2) IGN permits EBWorld.com to assume and control the defense of such action, with counsel chosen by EBWorld.com (who will be reasonably acceptable to IGN); and (3) IGN provides EBWorld.com with any information or assistance requested by EBWorld.com, at EBWorld.com's expense.

15.  General.
     -------

     (a) Waivers/Modifications.  Any waiver modification or amendment to any
         ---------------------
provision of this Agreement will be effective only if in writing and executed by both parties. The waiver by either party of any default or breach of this Agreement will not constitute a waiver of any other or subsequent default or breach.

     (b) Notices.  All notices required to be given under this Agreement will be
         -------
deemed given when delivered personally or sent by confirmed facsimile or U.S. certified mail, return receipt requested, to the address shown in the preamble above, or as may otherwise be specified by either party to the other in writing.

     (c) Severability.  If any provision of this Agreement is found illegal or
         ------------
unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the other provisions of this Agreement will remain in full force and effect.

     (d) Governing Law.  This Agreement will be governed by and construed in
         -------------
accordance with the laws of the State of California applicable to agreements entered into, and to be performed entirely, within California between California residents.

     (e) No Partnership.  The relationship of the parties hereto is solely that
         --------------
of independent contractors, and not partners, joint venturers or agents. Neither party has any authority to bind the other in connection with this Agreement.

     (f) Entire Agreement.  This Agreement, including any exhibits attached
         ----------------
hereto, is the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous agreements regarding such subject matter. The parties agree that the letter agreement, dated as of January 28, 1999, between the parties is hereby terminated and replaced in its entirety by this Agreement.

     (g) No Assignment.  Neither party may assign this Agreement without the
         -------------
other party's written consent except in the event of a reorganization, merger, consolidation or sale of all or substantially all of its assets. Any assignment in violation of this Section will be null and void.

In Witness Whereof, the parties have entered into this Agreement as of the Effective Date.


EBWORLD.COM.                  SNOWBALL, INC.

By: /s/ SETH P. LEVY            By:  /S/ JAMES R. TOLONEN
   -----------------------         ---------------------------

Name:  SETH P. LEVY             Name:  JAMES R. TOLONEN
     ---------------------           -------------------------

Title:  President               Title:  COO/ CFO
      --------------------            ------------------------
       12/17/99

                                   EXHIBIT A

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